Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Abraxis BioScience, Inc. (formerly American Pharmaceutical Partners, Inc.) (the “Company”) on Form 10-Q for the quarter ending March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Patrick Soon-Shiong, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 10, 2006

/s/ PATRICK SOON-SHIONG
Patrick Soon-Shiong
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.